Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Achieves Record Annual Revenues and Profits

Strong North American and European Truck Markets Drive Outstanding Results

January 29, 2016, Bellevue, Washington – “PACCAR reported record annual revenues of $19.12 billion and record net income of $1.60 billion, an 8.4% after-tax return on revenues, for 2015. PACCAR achieved its 77th consecutive year of net income,” said Ron Armstrong, chief executive officer. “PACCAR’s financial results reflect the company’s premium-quality products and services and increased North American and European truck deliveries, complemented by excellent aftermarket parts and PACCAR Financial Services results. We are pleased to achieve record annual revenues and record net income in our milestone 110th year. I am very proud of our 23,000 employees who have delivered outstanding performance to our shareholders and customers.”

PACCAR’s North American and European customers are benefiting from good economic growth, strong freight tonnage, lower fuel prices and the superior operating efficiency of Kenworth’s, Peterbilt’s and DAF’s industry-leading trucks. U.S. and Canada Class 8 truck industry retail sales in 2015 of 278,000 vehicles were the highest since 2006. Europe above 16-tonne registrations in 2015 of 269,000 vehicles were the highest since 2008.

PACCAR’s excellent profits and strong cash flow have enabled the company to invest in future growth in its core markets while expanding its presence in emerging markets. “PACCAR is well-positioned for long-term growth with investments in new state-of-the-art DAF, Kenworth and Peterbilt vehicles, innovative PACCAR engines, geographic expansion, aftermarket parts and service capabilities, factory enhancements, and truck technologies that increase fuel-efficiency and reliability,” added Armstrong. “Stockholders’ equity was a year-end record $6.94 billion at December 31, 2015.”

Record Revenues and Net Income

PACCAR achieved record revenues of $19.12 billion in 2015 compared to revenues of $18.99 billion in 2014. PACCAR reported record net income of $1.60 billion ($4.51 per diluted share) in 2015, an increase of 18 percent compared to $1.36 billion ($3.82 per diluted share) earned last year. Fourth quarter 2015 net sales and financial service revenues were $4.36 billion compared to $5.12 billion for the same period in 2014. PACCAR earned $347.2 million ($.98 per diluted share) for the fourth quarter of 2015 compared to $394.3 million ($1.11 per diluted share) in the fourth quarter of 2014, which reflects lower truck deliveries in North America, partially offset by increased deliveries in Europe.

Increased Dividends and Stock Repurchases

PACCAR declared cash dividends of $2.32 per share during 2015, including a special dividend of $1.40 per share. Total dividends were the highest in company history. The regular quarterly dividend was increased by 9 percent in September 2015. Total dividends per share increased by 25 percent compared to the prior year. PACCAR’s 2015 total dividends provide a yield of over 4 percent, which is in the top 100 companies in the S&P500. PACCAR has paid a dividend every year since 1941.

PACCAR repurchased 3.85 million of its common shares for $201.6 million in 2015. Under the current Board of Directors resolution authorizing $300 million of stock repurchases, PACCAR has repurchased 2.72 million shares for $136.3 million. “PACCAR’s excellent net profits and strong cash flow make the company’s shares an attractive long-term investment. The stock repurchase program reflects the Board’s confidence in PACCAR’s successful global business growth,” said Bob Christensen, PACCAR president and chief financial officer.

Business Highlights – 2015

•	PACCAR delivered 154,700 vehicles worldwide.

•	DAF delivered its one millionth truck.

•	PACCAR announced the launch of the PACCAR MX-11 engine in North America.

•	PACCAR’s Mississippi engine factory produced its 100,000th PACCAR MX-13 engine.

•	DAF’s Leyland truck factory produced its 400,000th truck.

•	Peterbilt’s Denton manufacturing facility celebrated 35 years.

•	PACCAR was recognized as a technology leader in InformationWeek magazine’s “2015 Elite 100 Companies.”

•	PACCAR invested $548.2 million in capital projects and research and development.

•	PACCAR Leasing celebrated 35 years and began operations in Australia.

•	PACCAR launched Kenworth TruckTech+ and Peterbilt SmartLinq connected truck systems.

•	PACCAR has implemented over 30,000 Six Sigma projects since 1997.

PACCAR’s Vocational Vehicles with New PACCAR MX-11 Engine

DAF CF, Peterbilt Model 567 and Kenworth T880

Financial Highlights – Fourth Quarter 2015

Highlights of PACCAR’s financial results during the fourth quarter of 2015 include:

•	Quarterly consolidated net sales and revenues of $4.36 billion.

•	Net income of $347.2 million.

•	Cash provided by operations of $704.8 million.

•	Financial Services pretax income of $89.9 million.

•	Research and development expenses of $66.7 million.

•	Capital investments of $127.3 million.

•	Manufacturing cash and marketable securities of $3.38 billion at December 31, 2015.

Financial Highlights – Full Year 2015

Highlights of PACCAR’s financial results during 2015 include:

•	Record consolidated net sales and revenues of $19.12 billion.

•	Record net income of $1.60 billion, an 8.4% after-tax return on revenues.

•	Record year-end stockholders’ equity of $6.94 billion.

•	Record PACCAR Parts pretax income of $555.6 million.

•	Record dividends declared of $819.8 million.

•	Financial Services pretax income of $362.6 million on assets of $12.25 billion.

•	Medium-term note (MTN) issuances of $1.92 billion.

•	Record cash provided by operations of $2.56 billion.

Global Truck Markets

“Class 8 truck industry retail sales in the U.S. and Canada were a robust 278,000 units in 2015, compared to the 250,000 vehicles sold in 2014,” said Gary Moore, PACCAR executive vice president. “Truck demand is being driven by good economic growth, strong freight tonnage and lower fuel prices. In 2015, PACCAR achieved a Class 8 retail market share in the U.S. and Canada of 27.4 percent as customers benefited from Kenworth and Peterbilt vehicles’ excellent fuel efficiency and outstanding performance. Estimates for U.S. and Canada Class 8 truck industry retail sales are for another good year in 2016 with sales in the range of 230,000-260,000 units, driven by ongoing economic growth and customers’ focus on achieving enhanced operating efficiency with new Peterbilt and Kenworth trucks,” added Moore.

DAF has been the overall market share leader in the United Kingdom for 20 consecutive years. “Our customers recognize DAF’s quality leadership, low operating costs and superior driver comfort,” said Harrie Schippers, DAF president. “Industry truck sales above 16-tonnes in Europe were a strong 269,000 units in 2015 and DAF’s market share increased to 14.6 percent, compared to 13.8 percent last year. It is estimated that European truck industry sales in the above 16-tonne market in 2016 will be in the range of 260,000-290,000 vehicles.”

DAF Brasil increased production, market share and backlog, and began local assembly of the versatile DAF CF Series and PACCAR MX-13 engine in 2015. “DAF Brasil had a good year with a successful Fenatran truck show in November, resulting in many new orders,” said Marco Davila, PACCAR vice president.

PACCAR Parts Achieves Record Profits

“PACCAR’s aftermarket parts business achieved annual revenues of $3.06 billion and record pretax profit of $555.6 million in 2015,” said David Danforth, PACCAR Parts general manager and PACCAR vice president. “The growth in PACCAR’s aftermarket parts business has been driven by investments in distribution, technology and products. High fleet utilization and a growing population of PACCAR trucks and engines in operation contributed to excellent parts and service business. PACCAR Parts’ global TRP brand, targeted at all makes and models of trucks, trailers and buses, has contributed to increased parts business at our dealerships.”

“PACCAR’s 17 parts distribution centers support over 2,000 DAF, Kenworth and Peterbilt dealer locations to deliver industry-leading customer service,” said Laura Bloch, PACCAR Parts assistant general manager. “PACCAR’s new 160,000 square-foot distribution center in Renton, Washington is under construction and will open in the second quarter of 2016.”

PACCAR Parts’ 160,000 square-foot Distribution Center in Renton, Washington

Peterbilt’s Denton Manufacturing Facility Celebrates 35 Years

Peterbilt opened its 455,000 square-foot truck factory in Denton, Texas in 1980. The facility has produced nearly 500,000 premium-quality Peterbilt trucks, hosted tens of thousands of customers and set new industry standards for quality, safety, efficiency and innovation. Peterbilt has increased production capacity tenfold through continuous improvement and ongoing investment. “Peterbilt Denton is an environmental and technology leader,” said Leon Handt, Peterbilt assistant general manager. “The facility achieved ISO 14001 environmental and ‘no-waste-to-landfill’ certifications, earned Frost & Sullivan Manufacturing Leadership Awards and was the first North American truck factory to introduce a robotic chassis paint system. In 2016, Peterbilt is expanding the factory, and constructing a state-of-the-art automated storage system for painted components, to improve productivity and capacity.”

Peterbilt Truck Factory in Denton, Texas

DAF Leyland Factory Celebrates 400,000th Truck Delivery

DAF produced its 400,000th truck at its Leyland, U.K. assembly facility in November 2015. The Leyland facility was opened in 1980 and manufactures premium-quality DAF XF, CF and LF trucks for the U.K., European and export markets. The milestone vehicle was a fuel-efficient DAF XF powered by a PACCAR MX-13 engine. “The production and delivery of our 400,000th truck highlights another outstanding year for Leyland. Leyland employees deliver the highest quality vehicles in the industry to our customers,” said Bryan Sitko, Leyland managing director.

DAF Leyland Celebrates Production of 400,000th DAF Truck

PACCAR Recognized for Environmental Leadership

PACCAR is an environmental leader with its energy-efficient vehicles and manufacturing facilities. PACCAR joined the CDP (formerly known as the Carbon Disclosure Project) in 2014. The CDP’s climate change program provides annual reports on companies’ progress in the development of energy-efficient operations and environmentally friendly products and services that protect and preserve the environment. PACCAR earned a disclosure score of 97 (out of 100) and a performance score of A- in 2015, placing it in the top 5 percent of globally reporting companies. “This is an excellent result and reflects PACCAR’s commitment to environmental leadership,” commented Carole Robbins, PACCAR environmental manager.

PACCAR Engine Update

PACCAR has installed over 105,000 PACCAR MX-13 engines in Kenworth and Peterbilt trucks in North America since the start of production at the PACCAR Mississippi engine factory in mid-2010. In the fourth quarter of 2015, the PACCAR MX-13 engine was installed in 42 percent of Kenworth and Peterbilt heavy-duty trucks.

Landon Sproull, PACCAR assistant vice president, said, “The PACCAR MX-11, which complements the award-winning PACCAR MX-13 engine, became available in Kenworth and Peterbilt Class 8 trucks in early 2016. The PACCAR MX-11 engine has output of up to 430 hp and 1,550 lb-ft. of torque, and is designed to deliver optimum performance and fuel economy, industry-leading durability and reliability, and a quiet operating environment for the driver.”

Capital Investments Enhance Product Development and Operating Efficiency

PACCAR’s exceptional long-term profits, strong balance sheet, and intense focus on quality, technology and productivity have enabled the company to invest $6.0 billion in world-class facilities, innovative products and new technologies during the past decade. “Capital of $308.4 million and R&D expenses of $239.8 million were invested in new products and enhanced manufacturing facilities in 2015,” said George West, PACCAR vice president. In 2016, capital expenditures of $325-$375 million are targeted for enhanced aftermarket support, manufacturing facilities and new product development. Research and development expenses are estimated at $240-$270 million in 2016.

Financial Services Companies Achieve Excellent Annual Results

PACCAR Financial Services (PFS) has a portfolio of 175,000 trucks and trailers, with total assets of $12.25 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of over 39,000 vehicles, is included in this segment. “Excellent portfolio performance contributed to strong PFS results in 2015,” said Bob Bengston, PACCAR senior vice president. PFS achieved fourth quarter 2015 pretax income of $89.9 million compared to $96.3 million earned in the fourth quarter of

2014. Fourth quarter 2015 revenues were $292.8 million compared to $302.0 million in the same quarter of 2014. PFS earned $362.6 million of pretax profit in 2015 compared to $370.4 million in 2014, and full year revenues were $1.17 billion compared to $1.20 billion for the same period a year ago.

“PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 22 countries on four continents,” said Todd Hubbard, PACCAR Financial Corp. president. PACCAR Financial Services has excellent access to the debt markets, issuing $1.92 billion in three-, four- and five-year term notes during 2015.

European Commission Update

DAF is cooperating with the European Commission and is preparing its response to the Statement of Objections issued in November 2014. The Statement expressed the Commission’s preliminary view that all major European medium- and heavy-duty truck manufacturers had participated in anticompetitive practices in the European Union. The Commission indicated that it will seek to impose significant fines on the manufacturers. The Commission will review the manufacturers’ responses before issuing a decision. Any decision would be subject to appeal. The company is unable to estimate the potential fine at this time.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 29, 2016, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q4 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through February 5, 2016. PACCAR shares are traded on the Nasdaq Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

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PACCAR Inc

SUMMARY INCOME STATEMENTS

(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
Truck, Parts and Other:
Net sales and revenues	$4,062.5	$4,817.1	$17,942.8	$17,792.8
Cost of sales and revenues	3,469.4	4,160.4	15,292.1	15,481.6
Research and development	66.7	62.5	239.8	215.6
Selling, general and administrative	121.2	116.6	445.9	465.2
Interest and other expense, net	1.6	1.5	12.3	5.5

Truck, Parts and Other Income Before Income Taxes	403.6	476.1	1,952.7	1,624.9

Financial Services:
Revenues	292.8	302.0	1,172.3	1,204.2
Interest and other	175.0	179.3	701.7	722.2
Selling, general and administrative	24.2	23.5	95.6	96.2
Provision for losses on receivables	3.7	2.9	12.4	15.4

Financial Services Income Before Income Taxes	89.9	96.3	362.6	370.4
Investment income	5.2	5.3	21.8	22.3

Total Income Before Income Taxes	498.7	577.7	2,337.1	2,017.6
Income taxes	151.5	183.4	733.1	658.8

Net Income	$347.2	$394.3	$1,604.0	$1,358.8

Net Income Per Share:
Basic	$.98	$1.11	$4.52	$3.83

Diluted	$.98	$1.11	$4.51	$3.82

Weighted Average Shares Outstanding:
Basic	353.2	354.7	354.6	355.0

Diluted	353.9	355.8	355.6	356.1

Dividends declared per share	$1.64	$1.22	$2.32	$1.86

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	December 31	December 31
	2015	2014
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$3,378.0	$2,937.1
Trade and other receivables, net	879.0	1,047.1
Inventories, net	796.5	925.7
Property, plant and equipment, net	2,176.4	2,313.3
Equipment on operating leases and other, net	1,625.3	1,478.3
Financial Services Assets	12,254.6	11,917.3

	$21,109.8	$20,618.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,331.9	$4,341.3
Financial Services Liabilities	9,837.5	9,524.3
STOCKHOLDERS’ EQUITY	6,940.4	6,753.2

	$21,109.8	$20,618.8

Common Shares Outstanding	351.3	354.4

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Year Ended December 31	2015	2014
OPERATING ACTIVITIES:
Net income	$1,604.0	$1,358.8
Depreciation and amortization:
Property, plant and equipment	292.2	285.2
Equipment on operating leases and other	614.9	632.5
Net change in trade receivables, inventory and payables	7.0	(8.5)
Net increase in wholesale receivables on new trucks	(273.4)	(232.8)
All other operating activities, net	311.3	88.4

Net Cash Provided by Operating Activities	2,556.0	2,123.6

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(286.7)	(298.2)
Acquisitions of equipment for operating leases	(1,438.5)	(1,239.1)
Net increase in financial services receivables	(407.3)	(265.5)
Net increase in marketable securities	(294.3)	(124.6)
Proceeds from asset disposals and other	451.9	395.5

Net Cash Used in Investing Activities	(1,974.9)	(1,531.9)

FINANCING ACTIVITIES:
Payments of cash dividends	(680.5)	(623.8)
Purchases of treasury stock	(201.6)	(42.7)
Proceeds from stock compensation transactions	21.8	29.1
Net increase in debt	663.8	116.9

Net Cash Used in Financing Activities	(196.5)	(520.5)
Effect of exchange rate changes on cash	(105.8)	(83.7)

Net Increase (Decrease) in Cash and Cash Equivalents	278.8	(12.5)
Cash and cash equivalents at beginning of period	1,737.6	1,750.1

Cash and cash equivalents at end of period	$2,016.4	$1,737.6

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
Sales and Revenues:
Truck	$3,285.3	$3,999.2	$14,782.5	$14,594.0
Parts	752.9	788.7	3,060.1	3,077.5
Financial Services	292.8	302.0	1,172.3	1,204.2
Other	24.3	29.2	100.2	121.3

	$4,355.3	$5,119.1	$19,115.1	$18,997.0

Pretax Profit:
Truck	$292.8	$358.2	$1,440.3	$1,160.1
Parts	125.6	130.0	555.6	496.7
Financial Services	89.9	96.3	362.6	370.4
Investment Income and Other	(9.6)	(6.8)	(21.4)	(9.6)

	$498.7	$577.7	$2,337.1	$2,017.6

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
United States and Canada	$2,457.7	$3,088.8	$12,521.8	$11,581.8
Europe	1,345.6	1,312.5	4,515.9	4,835.7
Other	552.0	717.8	2,077.4	2,579.5

	$4,355.3	$5,119.1	$19,115.1	$18,997.0

NEW TRUCK DELIVERIES

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
United States and Canada	15,900	22,200	91,300	84,800
Europe	15,000	12,100	47,400	39,500
Other	4,500	5,800	16,000	18,600

	35,400	40,100	154,700	142,900